UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2004

MEDCATH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-33009 (Commission File Number)	56-2248952 (IRS Employer Identification No.)

10720 Sikes Place, Suite 300, Charlotte, North Carolina (Address of principal executive offices)	28277 (Zip Code)

Registrant’s telephone number, including area code: (704) 708-6600

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On November 5, 2004, MedCath Corporation (“MedCath”) and local Milwaukee physicians, who jointly own The Heart Hospital of Milwaukee, entered into an agreement with Columbia St. Mary’s, a Milwaukee-area hospital group, to close the hospital and sell its assets to Columbia St. Mary’s for $42.5 million. The parties expect to complete the sale by December 31, 2004, subject to customary closing conditions. MedCath anticipates recognizing a gain on the sale of the assets.

Item 2.05. Costs Associated with Exit or Disposal Activities.

     In connection with the agreement to sell the assets of the hospital, MedCath is required to close the facility prior to the completion of the sale. As a part of the closure, MedCath expects to pay one-time termination benefits and contract termination costs. The amount of the costs to be incurred cannot be estimated at this time.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION
By:	/s/ James E. Harris
James E. Harris
Executive Vice President and Chief Financial Officer

Dated: November 8, 2004

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